EXHIBIT 23.1

Moore & Associates Chartered

2675 Jones Blvd, Suite 109

Las Vegas, Nevada 89146

Telephone: (702) 253-7499 Fax: (7020 253-7501

 mikem@mooreaudits.com

October 27, 2008

Gentlemen:

The firm of Moore & Associates Chartered consents to the inclusion of its report of October 2, 2008 accompanying the audited financial statements (and related statements included therein) of Keven Investments, as of June 30, 2008, in the Form S-1 with the United States Securities and Exchange Commission.

Very truly yours,

/s/ MOORE & ASSOCIATES CHARTERED

Moore & Associates Chartered